UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2009

NTK Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-126389	20-1934298
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 7.01	REGULATION FD DISCLOSURE

This report is neither an offer to sell nor a solicitation of an offer to buy any securities.  The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  In addition, this information shall not be incorporated by reference into any of the NTK Holdings, Inc. filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

2009 Guidance

NTK Holdings, Inc. (“NTK Holdings”) has disclosed that it expects EBITDA (as defined below) for its fiscal year 2009 to be between a loss of $115.0 million and $105.0 million, which are both net of an estimated $250.0 million non-cash goodwill impairment charge that occurred in the second quarter of 2009.

NTK Holdings uses EBITDA as both an operating performance and a liquidity measure.  Operating performance measure disclosures with respect to EBITDA are provided below.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  EBITDA is not a measure of operating performance under United States generally accepted accounting principals (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net earnings (loss).  EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure.  NTK Holdings uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of NTK Holdings’ costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.

NTK Holdings has a significant amount of debt and interest expense is a necessary element of its costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation.  NTK Holdings generally incurs significant U.S. federal, state, and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of its costs and therefore its exclusion from EBITDA is a material limitation.  As a result, EBITDA should be evaluated in conjunction with net earnings (loss) for a more complete analysis of NTK Holdings’ profitability, as net earnings (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA.  As EBITDA is not defined by GAAP, NTK Holdings’ definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures.  Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of NTK Holdings’ operating results as reported under GAAP.

NTK Holdings’ management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of its operating performance (including determining the levels of executive compensation and the performance of its subsidiary management) relative to outside peer group companies.  In addition, NTK Holdings uses EBITDA as an operating performance measure in financial presentations to its board of directors, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of NTK Holdings’ performance.  NTK Holdings is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess NTK Holdings, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of NTK Holdings, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies.  NTK Holdings uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance.

NTK Holdings believes EBITDA is useful for both NTK Holdings and its investors as it is a commonly used analytical measure for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions.  NTK Holdings believes that EBITDA is specifically relevant to it, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with acquisitions, which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of NTK Holdings’ competitors.  NTK Holdings included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures for a complete evaluation of NTK Holdings’ operating performance.

The following table presents a reconciliation from a range of net loss to a range of EBITDA Loss expected for NTK Holdings for the year ending December 31, 2009 (amounts in millions):

	Low	High

Net loss (1), (2), (3)	$(417.9)	$(407.9)
Provision for income taxes	18.7	18.7
Interest expense	220.2	220.2
Investment income	(0.2)	(0.2)
Depreciation expense	38.8	38.8
Amortization expense	25.4	25.4
EBITDA Loss (1), (2), (3)	$(115.0)	$(105.0)

(1)	Net loss and EBITDA Loss is net of an estimated $250.0 million non-cash goodwill impairment charge incurred in the second quarter of 2009.

(2)	Net loss and EBITDA Loss also include certain other items of expense (income) for the year ended December 31, 2009 (amounts in millions) as follows:
•	income from change in estimate of loss on the Company’s indemnification related to a lease guarantee of approximately $3.2 million,
•	charges related to reserves for amounts due from customers of approximately $2.8 million in all four segments,
•	approximately $2.2 million of severance charges incurred related to certain reduction in workforce initiatives in the RVP, HTP and R-HVAC segments,
•	net foreign exchange losses of approximately $1.5 million related to transactions, including intercompany debt not indefinitely invested in Nortek’s subsidiaries,
•	advisory fees related to the Company’s analysis of its capital structure of approximately $0.9 million, and
•	a gain of approximately $0.3 million from the sale of a manufacturing facility in the RVP segment.

(3)	Net loss and EBITDA Loss excludes the following items:
•
estimated fees and expenses of approximately $20.0 million related to a restructuring of the Company’s indebtedness, which includes approximately $8.0 million dependent on a successful restructuring, and

•	costs associated with the shutdown of the Company’s wholly-owned subsidiary Cleanpak International, Inc. estimated to be between $3.0 million and $4.0 million.

The following table presents a reconciliation from net cash provided by operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA Loss for a range of earnings expected for NTK Holdings for the year ending December 31, 2009 (in millions):

	Low	High

Net cash used in operating activities	$(3.5)	$(3.5)
Cash provided by working capital and other long-term asset and liability changes	(15.0)	(5.0)
Non-cash goodwill impairment charge	(250.0)	(250.0)
Gain on sale of property and equipment	0.3	0.3
Non-cash interest expense, net	(78.9)	(78.9)
Deferred tax provision	(6.6)	(6.6)
Provision for income taxes	18.7	18.7
Interest expense	220.2	220.2
Investment income	(0.2)	(0.2)
EBITDA Loss (1), (2), (3)	$(115.0)	$(105.0)

(1)	EBITDA Loss is net of an estimated $250.0 million non-cash goodwill impairment charge incurred in the second quarter of 2009.

(2)	EBITDA Loss also includes certain other items of expense (income) for the year ended December 31, 2009 (amounts in millions) as follows:
•	income from change in estimate of loss on the Company’s indemnification related to a lease guarantee of approximately $3.2 million,
•	charges related to reserves for amounts due from customers of approximately $2.8 million in all four segments,
•	approximately $2.2 million of severance charges incurred related to certain reduction in workforce initiatives in the RVP, HTP and R-HVAC segments,
•	net foreign exchange losses of approximately $1.5 million related to transactions, including intercompany debt not indefinitely invested in Nortek’s subsidiaries,
•	advisory fees related to the Company’s analysis of its capital structure of approximately $0.9 million, and
•	a gain of approximately $0.3 million from the sale of a manufacturing facility in the RVP segment.

(3)	EBITDA Loss excludes the following items:
•
estimated fees and expenses of approximately $20.0 million related to a restructuring of the Company’s indebtedness, which includes approximately $8.0 million dependent on a successful restructuring, and

•	costs associated with the shutdown of the Company’s wholly-owned subsidiary Cleanpak International, Inc. estimated to be between $3.0 million and $4.0 million.

NTK Holdings’ guidance for the year ending December 31, 2009, is based on assumptions and estimates that it believes are reasonable given its assessment of historical trends (modified for recent changes in market conditions), business cycles and other information reasonably available.  NTK Holdings’ assumptions and future performance, however, are both subject to a wide range of business risks and uncertainties, so no assurance can be provided that actual performance will fall within the guidance ranges.  Please refer to the information under the caption “Forward-Looking Statements” below.  These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause NTK Holdings’ actual results to differ materially from the guidance provided above.  The guidance provided above is given as of the date hereof, based on information known to NTK Holdings as of the date hereof and neither NTK Holdings, Inc. nor Nortek, Inc. undertakes any obligation to publicly update or revise any forward-looking statements.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this discussion and throughout this document, words, such as “intends”, “plans”, “estimates”, “believes”, “anticipates” and “expects” or similar expressions are intended to identify forward-looking statements.  These statements are based on current plans and expectations and involve risks and uncertainties, over which neither NTK Holdings nor Nortek, Inc. has control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual future activities and operating results to differ include the availability and cost of certain raw materials, (including, among others, steel, copper, packaging materials, plastics and aluminum) and purchased components, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, price, and product and warranty liability claims.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Neither NTK Holdings nor Nortek, Inc. undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to NTK Holdings or Nortek, Inc. or persons acting on either of their behalf are expressly qualified in their entirety by these cautionary statements.  Readers are also urged to carefully review and consider the various disclosures made by NTK Holdings and Nortek, Inc., herein, as well as its periodic reports on Forms 10-K, 10-Q and 8-K, filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTK HOLDINGS, INC.
By:/s/ Edward J. Cooney Name:Edward J. Cooney Title:Vice President Treasurer

Date:  August 24, 2009